Exhibit 99.1

NEWS RELEASE

BROOKFIELD OFFICE PROPERTIES COMPLETES ACQUISITION OF
MPG OFFICE TRUST, INC.

LOS ANGELES, October 15, 2013 – Brookfield Office Properties Inc. (BPO: NYSE, TSX), through its newly formed fund (“DTLA Holdings”), today completed the acquisition of MPG Office Trust, Inc. (MPG: NYSE). The transaction was contingent upon several conditions, including the approval of MPG’s common stockholders, the receipt of certain consents from MPG’s lenders, and certain regulatory approvals, all of which have been met. MPG common shares will be delisted from the NYSE on October 15, 2013. Pursuant to the terms of the transaction, each share of MPG Series A Preferred Stock that was not tendered and accepted for payment by Brookfield Office Properties in the tender offer has been converted into, and canceled in exchange for, one share of Brookfield DTLA Fund Office Trust Investor Inc. Series A Preferred Stock, which will be listed on the NYSE under the symbol DTLA PR.

“We are pleased to be able to complete this transaction and look forward to the opportunity to combine and operate a sizeable portfolio of the highest quality assets in a major U.S. gateway city,” said Dennis Friedrich, chief executive officer of Brookfield Office Properties. “Downtown Los Angeles is a dynamic urban market and the addition of the MPG portfolio allows a new phase of growth to both expand our reach in this city and create new long-term value in these assets for our investors.”

Brookfield Office Properties announced the acquisition in April, pursuant to which DTLA Holdings was formed. DTLA Holdings is sponsored and managed by Brookfield Office Properties, which owns approximately 47% of the fund and includes institutional partners who hold the remaining approximately 53% interest.

DTLA Holdings now owns both Brookfield Office Properties’ existing downtown Los Angeles office assets and all of the assets of MPG. DTLA Holdings will own principally seven Class A office properties totaling 8.3 million square feet.

•	Bank of America Plaza

•	601 S. Figueroa

•	Ernst & Young Tower

•	Wells Fargo Center – North & South Towers*

•	The Gas Company Tower*

•	777 Tower*

* Denotes former MPG asset

“Brookfield Office Properties is dedicated to excellence in property management and committed to bringing the highest levels of environmental responsibility to its buildings,” said Bert Dezzutti, senior vice president of Brookfield Office Properties’ Western Region. “We also look forward to bringing our world-renowned Arts Brookfield program to these properties to enliven the public spaces and add another fantastic amenity to our tenants.”

The fund will also acquire two additional assets in Downtown Los Angeles: FIG@7th, Brookfield Office Properties’ newly redeveloped retail complex, as well as a strategically located development site.

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About Brookfield Office Properties
Brookfield Office Properties owns, develops and manages premier office properties in the United States, Canada, Australia and the United Kingdom. Its portfolio is comprised of interests in 114 properties totaling 85 million leasable square feet in the downtown cores of New York, Washington, D.C., Houston, Los Angeles, Denver, Seattle, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth, making it the global leader in the ownership and management of office assets. Landmark properties include Brookfield Places in New York City, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary, and Darling Park in Sydney. The company’s common shares trade on the NYSE and TSX under the symbol BPO. For more information, visit www.brookfieldofficeproperties.com.

Forward Looking Statements
This press release contains “forward-looking information” within the meaning of Canadian provincial securities laws and applicable regulations and “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.

Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: risks incidental to the ownership and operation of real estate properties including local real estate conditions; the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the ability to enter into new leases or renew leases on favorable terms; business competition; dependence on tenants’ financial condition; the use of debt to finance our business; the behavior of financial markets, including fluctuations in interest and foreign exchanges rates; uncertainties of real estate development or redevelopment; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; risks relating to our insurance coverage; the possible impact of international conflicts and other developments including terrorist acts; potential environmental liabilities; changes in tax laws and other tax related risks; dependence on management personnel; illiquidity of investments; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits therefrom; operational and reputational risks; catastrophic events, such as earthquakes and hurricanes; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

Brookfield Office Properties Contacts

Media Contact: Melissa Coley, VP, Investor Relations and Communications
(212) 417-7215; melissa.coley@brookfield.com
Investor Contact: Matt Cherry, Director, Investor Relations and Communications
(212) 417-7488; matthew.cherry@brookfield.com